EXHIBIT (A)(7)
                                                                  --------------


                             ARTICLES SUPPLEMENTARY
                                       OF
                             NORTH TRACK FUNDS, INC.

      The Board of Directors of North Track Funds, Inc. ("North Track"), a corporation organized and existing under the laws of the State of Maryland and registered as an open-end investment company under the Investment Company Act of 1940, by resolutions unanimously adopted at its meeting on February 8, 2002, has taken action to withdraw the designation of and to discontinue its series known as the Achievers Fund (the "Fund"). The shareholders of the Fund, voting separately, approved such withdrawal on April 22, 2002. North Track, having been authorized to issue ten billion (10,000,000,000) shares of capital stock with a par value of one-tenth of one cent ($.001) per share, or an aggregate par value of ten million dollars ($10,000,000), has the following nine series in existence as of the effective date hereof:

        SERIES                                                   NO. OF SHARES
        ------                                                   -------------

        Wisconsin Tax-Exempt Fund                                  50,000,000
        Tax-Exempt Fund                                            50,000,000
        Government Fund                                            50,000,000
        S&P 100 Plus Fund                                          50,000,000
        PSE Tech 100 Index Fund                                   150,000,000
        Managed Growth Fund                                        50,000,000
        Dow Jones U.S. Health Care Plus Fund                      150,000,000
        Dow Jones U.S. Financial Services Plus Fund               150,000,000
        Cash Reserve Fund                                         500,000,000

      All of such designated series of shares have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section 7.2 of North Track's Articles of Incorporation, as amended.

      The Board of Directors has taken this action pursuant to the powers conferred upon it under Section 7.1 of North Track's Articles of Incorporation and Sections 2-105(a)(9), 2-105(c) and 2-208 of the Maryland General Corporation Law.

                                        NORTH TRACK FUNDS, INC.

                                        By:   /s/  Robert J. Tuszynski
                                            ------------------------------------
                                               Robert J. Tuszynski, President

                                        Attest:   /s/  Donald J. Liebtrau
                                                --------------------------------

                                        By:   /s/  Kathleen Cain
                                            ------------------------------------
                                               Kathleen Cain, Secretary

Dated:  May 3, 2002

STATE OF WISCONSIN    )
                      ) SS
COUNTY OF MILWAUKEE   )

      On this 3rd day of May, 2002, before me, a Notary Public for the State and County set forth above, personally came Robert J. Tuszynski, as President of North Track Funds, Inc., and Kathleen Cain, as Secretary of North Track Funds, Inc., and in their said capacities each acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

      IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.

                                        /s/  Donald J. Liebtrau
                                        ----------------------------------------
                                        Notary Public

                                        My Commission Expires 09/04/05

(SEAL)


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